                                                          Confidential Treatment
                                                                    EXHIBIT 10.8

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT'S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406. THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

                            EQUIPMENT USE AGREEMENT
                            -----------------------


     This Equipment Use Agreement (the "Equipment Agreement") dated as of January 20, 1996, is made among WINCUP HOLDINGS, L.P., a Delaware limited partnership (the "Partnership") and JAMES RIVER PAPER COMPANY, INC., a Virginia corporation ("JR").

                                    RECITALS

     a. JR and WINCUP HOLDINGS, INC., a Delaware corporation ("Wincup"), have entered into a certain Limited Partnership Agreement dated as of the date hereof (the "Partnership Agreement"), whereby each of JR and Wincup have agreed to execute a Capital Contribution Agreement and to contribute designated assets to the Partnership which shall engage in the Foam Business.

     b. In addition to the respective obligations of the parties to the Partnership Agreement to consummate the Closing, the parties have agreed to the execution and delivery of this Equipment Agreement pursuant to which the Partnership shall have the right to use certain equipment owned by JR.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

           i.       Definitions.

     Terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement and the Related Agreements attached thereto. In addition, the following terms, as used herein, have the following meanings:

     "Equipment" shall mean collectively the Extruder Equipment and the Former Equipment, as they are defined below.

     "Extruder Equipment" means the JR extruder used to produce Lids and more particularly described on Schedule A attached hereto, located at the West Chicago Facility as defined below.

     "Former Equipment" means the JR thermoformer, trim press, molds, moldbeds and other tooling used to produce Lids and more particularly described on Schedule A attached hereto, located at the West Chicago Facility as defined below.

     "Lids" means polystyrene lids for paper drinking cups used for hot and cold drinks, conforming to and meeting the specifications of the lids currently produced at the West Chicago Facility, and more particularly described on Schedule B.

     "Related Agreements" means the Wincup Capital Contribution Agreement, the James River Capital Contribution Agreement, the Confidentiality Agreement, the Patent License Agreement, and the License Agreement with respect to the Dixie trademark executed and delivered by the parties at Closing pursuant to the Partnership Agreement.

     "Variable Product Cost" means the Partnership's variable cost to be determined in accordance with Schedule B.

     "West Chicago Facility" means the Handi-Kup plant located at 1425 Hawthorne Lane, West Chicago, Illinois 60185.

           ii.      Term of Agreement.

     This Equipment Agreement shall be effective for a term beginning on the Closing Date and continuing until terminated, provided, however, that this Equipment Agreement, as it relates to the Extruder Equipment, shall be effective for at least one (1) year after the Closing Date (the "Term").

           iii.     Termination.

     JR may, at its option, at any time, move the Former Equipment from the West Chicago Facility at its own expense by providing the Partnership with sixty (60) days' written notice. JR must provide the Partnership with ninety (90) days' notice to remove the Extruder Equipment from the West Chicago Facility at its own expense. JR shall provide such written notice to the Partnership with respect to the Extruder Equipment no earlier than October 1, 1996. Once JR removes either of the Extruder Equipment or the Former Equipment, this Equipment Agreement shall terminate and none of the parties shall have any further liability to the other under this Equipment Agreement as to such Extruder Equipment or Former Equipment, as the case may be.

           iv.      Equipment Use.

     During the Term, the Partnership: (i) may operate the Equipment for use in the Partnership's Foam Business in the usual, regular and ordinary manner in which the Equipment has been operated by JR consistent with JR's past practice; and (ii) shall sell to JR Lids at the Partnership's Variable Product Cost. The quantity of Lids sold to JR shall not exceed 12,000 stat cases per week, the price of such lids shall be F.O.B. the West Chicago Facility, and the payment terms shall be net thirty (30) days from date of invoice. JR shall have no obligation to pay for Lids which are not comparable in quality to Lids manufactured by JR as of the effective date of this Equipment Agreement, and do not meet product specifications.

           v.       Maintenance of Equipment; Storage and Security.

     (a) During the Term hereof, the Partnership or its designee, at the Partnership's sole expense, shall perform routine inspection and maintenance and/or repair.

     (b) During the term hereof, the Partnership shall provide, at no cost to JR, such space and secure storage as is necessary to store the Equipment or any component thereof. During the Term hereof, the Partnership shall be responsible for providing such level of security with respect to the Equipment as the Partnership would provide for its own equipment in a similar situation.

           vi.      Loss or Damage; Insurance until Removal.

     (a) During the Term of this Equipment Agreement, the Partnership shall use reasonable care to protect the Equipment from physical damage; provided, that the Partnership shall not be responsible for any loss, damage, liability or expense for failure to protect the Equipment, unless such failure results from the Partnership's negligence or willful misconduct. In connection with the foregoing, during the Term hereof, the Partnership shall post a notice indicating that unauthorized personnel are not permitted near the Equipment; provided, that the Partnership shall not incur any liability to JR for failure to post such notice or the manner in which it posts such notice, unless such failure results from the Partnership's negligence or willful misconduct.

     (b) During the Term hereof, the Partnership shall provide, maintain and pay for all risk insurance providing coverage for the Equipment for its full insurable value with loss payable to JR, irrespective of whether such loss is caused by the Partnership's negligence or willful misconduct. In addition, the Partnership shall provide, maintain and pay for commercial general liability and property damage insurance, with JR named as an additional insured, protecting against liability for damages for personal injury or death and property damage caused by the Equipment in a face value of not less than $1,000,000 per occurrence for both personal injury, death and property damage. The commercial general liability limits required in this Section will be dedicated for JR use only. All such insurance shall be (i) primary as to any other applicable insurance that JR may carry and (ii) reasonably satisfactory to JR as to form, amount and insurer. The Partnership will be responsible for all deductibles, co-insurance, retentions or payments due including but not limited to retrospective adjustments and deductible program billings. In addition, all such insurance shall contain the insurer's agreement to give 30 days' written notice to JR before cancellation of, or material changes to, any insurance policy required hereunder. Upon JR's request, the Partnership shall deliver the insurance policies or copies thereof required by this Section 6(b) for review by JR and certificates of insurance evidencing coverage as requested to JR.

           vii.     Removal.

     (a) At the end of the Term hereof, JR, shall use its good faith efforts to remove, at its sole expense, or to contract with a third party to remove, the Equipment. Upon such removal, JR shall leave, or cause its designee to leave, the machine rooms and/or buildings in which the Equipment or any component thereof is located in broom clean condition. JR shall reimburse the Partnership for any damages caused to the Partnership property during the course of the removal of the Equipment.

     (b) The Partnership shall cooperate with JR or its designee in the removal of the Equipment, and shall allow JR, its agents or its designees reasonable access to the Equipment for such purpose during normal working hours, and, to the extent the Partnership is specifically requested by JR, the Partnership shall supply, at no cost to JR, such electricity, water, plumbing facilities, compressed air and other services as are reasonably necessary for JR or its contractors to perform the removal of the Equipment in a workmanlike manner; provided, that the Partnership shall not be required to supply any service that is not available to the areas in which the Equipment is located at the time of such removal. If JR desires to install a new or increased service to facilitate the removal of the Equipment, the Partnership shall cooperate with such installation and shall apply in its own name for any necessary permits, all at the sole cost of JR.

     (c) JR shall be responsible for the payment of any contractors or Partnership employees employed by JR or its designee in connection with the removal or disposal of the Equipment.

           viii.    Indemnification.

     Each party shall indemnify and hold the other harmless from any third party claim, liability, action, suit, judgment, damage, expense or cost (including reasonable attorney's fees and court costs) arising out of such party's respective activities under this Equipment Agreement.

           ix.      Force Majeure.

           JR, may suspend or reduce, in whole or in part, the use of any or all of the Equipment to the extent JR is materially impeded in its ability to provide the use of such Equipment as a result of an act of God, labor dispute, war, riot, fire or other casualty, acts of any governmental body, or other cause or conditions beyond its reasonable control ("Force Majeure Event"). JR shall use its reasonable best efforts to restore the Partnership's use of the Equipment as promptly as reasonably practicable after the elimination of the Force Majeure Event.

     Likewise, the Partnership may suspend or reduce, in whole or in part, the supply of Lids described in Paragraph 3 to the extent the Partnership is materially impeded in its ability to provide such Lids as a result of a Force Majeure Event. The Partnership shall use its reasonable best efforts to restore the suspended or reduced supply of Lids as promptly as reasonably practicable after the elimination of the Force Majeure Event.

           x.       Notices.

     All notices and other communications required or permitted hereunder shall be in writing (including telex, telefax or similar writing) and shall be given:

           (a)  If to JR to:
                James River Corporation
                P. O. Box 6000
                800 Connecticut Avenue
                Norwalk, Connecticut  06856-6000
                Attention:  Joe R. Neil
                Telefax No.:  (203) 852-0535

                with a copy to:

                James River Paper Company, Inc.
                P. O. Box 2218
                Tredegar Street
                Richmond, VA 23217
                Attention: General Counsel
                Telefax No.:  (804) 343-4609

           (b)  If to Wincup or to the Partnership to:
                Wincup Holdings, Inc.
                Wincup Holdings, L.P.
                735 Chesterbrook Boulevard
                Wayne, PA  19087-5638
                Attention:  Michael Kennedy
                Telefax No.:  (610) 640-2619
                with a copy to:

                Duane, Morris & Heckscher
                One Liberty Place, Suite 4200
                Philadelphia, Pennsylvania  19103-7396
                Attention:  Vincent F. Garrity, Jr.
                Telefax No.:  (215) 979-1020

or to such other person or to such other address or telefax number as the party to whom such notice is to be given may have furnished the other parties in writing by like notice. If mailed, any such communication shall be deemed to have been given on the third business day following the day on which the communication is posted by registered or certified mail (return receipt requested). If given by any other means it shall be deemed to have been given when received.

           xi.      Interpretation.

     The headings contained in this Equipment Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Equipment Agreement.

           xii.     Miscellaneous.

     This Equipment Agreement (i) together with the Partnership Agreement and the Related Agreements, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and in the event of a conflict between this Equipment Agreement and the Partnership Agreement, the terms of this Equipment Agreement shall control; (ii) is an independent agreement, the rights and obligations of the parties to which shall not be affected by any provision of, or remedy arising under or with respect to, the Partnership Agreement or any other agreement between the parties, except to the extent expressly provided in any such agreement; (iii) is not intended to and shall not confer upon any other person or business entity, other than the parties hereto or any permitted assignees, any rights or remedies with respect to the subject matter hereof;
(iv) shall not be assigned by operation of law or otherwise; (v) shall be governed by and construed in accordance with the laws of the state of Delaware without regard to its conflicts of law or choice of law rules.

           xiii.    Counterparts.

     This Equipment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties have caused this Equipment Agreement to be executed by their duly authorized officers.

                                            JAMES RIVER PAPER COMPANY, INC.


                                            By:[SIGNATURE APPEARS HERE]
                                               ---------------------------

                                            Name:
                                                 -------------------------

                                            Title:
                                                  ------------------------


                                            WINCUP HOLDINGS, L.P.


                                            By:[SIGNATURE APPEARS HERE]
                                               ---------------------------

                                            Name:
                                                 -------------------------

                                            Title:
                                                  ------------------------

                                   Schedule A
                                   Equipment


                            Serial
Model                       Number           Description
-----                       -------          ------------

Davis Standard 60-T         E2316            Extruder
Brown MC-4240                7697            Thermoformer
Brown T300                 03-8214           Trim Press
                                             Molds, moldbeds and other
                                             tooling required to
                                             manufacture products
                                             (SKU's) listed on
                                             Schedule B of the
                                             Equipment Use Agreement

                                   Schedule B
                             Variable Product Costs

The Partnership's Variable Product Costs will be based on the following formula. For each lid produced on James River's equipment, the Variable Product Costs will be the estimated standard costs listed below. Resin and carton costs listed below will be revised monthly based on the Partnership's current contract price net of rebates and discounts over the term of the Equipment Use Agreement. All other variable costs will remain over the term of the Equipment Use Agreement at the cost listed below.


SKU                         [   ]     [   ]     [   ]      [   ]      [   ]

Case Count                  [   ]     [   ]     [   ]      [   ]      [   ] lids
                            lids      lids      lids       lids


                              Costs Per 1000 Lids

Resin                       $  [   ]   $  [   ]   $  [   ]   $  [   ]   $  [   ]

Carton                         [   ]      [   ]      [   ]      [   ]      [   ]

Bag                            [   ]      [   ]      [   ]      [   ]      [   ]

Direct Labor                   [   ]      [   ]      [   ]      [   ]      [   ]

Var. Operating Supplies        [   ]      [   ]      [   ]      [   ]      [   ]

Utilities                      [   ]      [   ]      [   ]      [   ]      [   ]

Repair Labor & Material        [   ]      [   ]      [   ]      [   ]      [   ]
                            --------   --------   --------   --------   --------


Variable Product Cost       $  [   ]   $  [   ]   $  [   ]   $  [   ]   $  [   ]
                            ========   ========   ========   ========   ========


Cost Per Case               $  [   ]   $  [   ]   $  [   ]   $  [   ]   $  [   ]
                            ========   ========   ========   ========   ========

               EQUIPMENT USE EXTENSION AND MODIFICATION AGREEMENT



     This EQUIPMENT USE EXTENSION AND MODIFICATION AGREEMENT ("Agreement") is made as of December 5, 1996 by and between WINCUP HOLDINGS, L.P., a Delaware limited partnership (the "Partnership") and JAMES RIVER PAPER COMPANY, INC., a Virginia corporation ("JR").


                                   BACKGROUND
                                   ----------

     a. The Partnership, WinCup Holdings, Inc., ("WinCup"), Radnor Holdings Corporation ("Radnor") and JR intend to enter into a Partnership Interest Purchase Agreement pursuant to which Radnor shall purchase the entire limited partnership interest of JR in the Partnership, as such interest is described in the Limited Partnership Agreement between WinCup and JR, dated as of January 20, 1996 (the "Purchase Transaction").

     b. The Partnership and JR are parties to that certain Equipment Use Agreement, dated as of January 20, 1996 (the "Equipment Agreement"), which such agreement terminates upon JR's removal of certain of its equipment from the Partnership's West Chicago, Illinois facility (the "Facility").

     c. The Partnership and JR have determined that it would be in each of their best interests to enter into a modification of the Equipment Agreement in order to extend the term of the Equipment Agreement.

     d. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Equipment Agreement.

     NOW THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           i.    Extension Period. Pursuant and subject to the terms and
                 ----------------
                 conditions of the Equipment Agreement, the Partnership and JR agree to enter into an extension of the Equipment Agreement.

                 (1)       Paragraph 2 (Term of Agreement) of the Equipment
                      Agreement is deleted in its entirety and is replaced with:

"This Equipment Agreement shall be effective for a Term commencing on the date of closing of the Purchase Transaction and ending on January 20, 2002 (the"Termination Date").

     (2) Paragraph 3 (Termination) of the Equipment Agreement is deleted in its entirety and is replaced with:

"JR may not remove the Former Equipment or the Extruder Equipment prior to the Termination Date."

     (3) Schedule B to the Equipment Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

ii.       Effect of Modification.  Except as hereby expressly extended, amended
          ----------------------
     and modified, all of the terms, conditions, provisions and covenants of the Equipment Agreement shall continue in full force and effect.

iii. Assignment of Equipment Agreement. The Partnership shall have the right to assign the Equipment Agreement to any Affiliate of the Partnership without the consent of James River, provided that such assignee assumes all of the Partnership's rights, obligations and liabilities in connection with the Equipment Agreement and this Agreement in writing and the Partnership shall remain primarily obligated for the performance by such assignee of all of its rights, obligations and liabilities under the Equipment Agreement and this Agreement. For purposes of this Paragraph 3, "Affiliate" shall mean any person, corporation, partnership, association, joint stock company, trust or unincorporated organization which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Partnership.

iv.       Successors and Assigns.  This Agreement shall bind and enure to the
          ----------------------
     benefit of the parties to the Equipment Agreement and their respective successors and assigns.

v.        Governing Law.  This Agreement shall be governed by, and construed in
          -------------
     accordance with, the laws of the State of Delaware, without regard to its conflict of laws or choice of law rules.

vi.       Counterparts.  This Agreement may be executed in as many counterparts
          ------------
     as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which such counterparts shall constitute but one and the same instrument.


                                             Equipment Use Extension Agreement-3

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.


                                      JAMES RIVER PAPER COMPANY,
                                      INC.

                                      By:  [SIGNATURE APPEARS HERE]
                                           ------------------------------------
                                      Name:
                                      Title:


                                      WINCUP HOLDINGS, L.P.

                                      By:  WinCup Holdings, Inc., its general
                                           partner

                                           By:  [SIGNATURE APPEARS HERE]
                                                -------------------------------
                                                Name:
                                                Title:




                                             Equipment Use Extension Agreement-4

                                   Schedule B

                             Variable Product Costs

The Partnership's Variable Product Costs will be based on the following formula. For each lid produced on James River's equipment, the Variable Product Costs will be the estimated standard costs listed below. Resin and carton costs listed below will be revised monthly based on the Partnership's current contract net of rebates and discounts over the term of the Equipment Use Agreement. All other variable costs will remain over the term of the Equipment Use Agreement at the cost listed below.

SKU                            [  ]      [  ]      [  ]       [  ]      [  ]

Case Count                   [  ] lids  [  ] lids  [  ] lids  [  ] lids [  ] lids

                                             Costs Per 1000 lids
Resin                         $  [  ]   $   [  ]      $[  ]     $[  ]     $[  ]

Carton                           [  ]       [  ]       [  ]      [  ]      [  ]

Bag                              [  ]       [  ]       [  ]      [  ]      [  ]

Direct Labor                     [  ]       [  ]       [  ]      [  ]      [  ]

Var. Operating Supplies          [  ]       [  ]       [  ]      [  ]      [  ]

Utilities                        [  ]       [  ]       [  ]      [  ]      [  ]

Repair Labor & Material          [  ]       [  ]       [  ]      [  ]      [  ]
                              --------  ---------     ------    ------    ------

Variable Product Cost         $  [  ]   $   [  ]      $[  ]     $[  ]     $[  ]
                              --------  ---------     ------    ------    ------

Cost Per Case                 $  [  ]   $   [  ]      $[  ]     $[  ]     $[  ]
                              ========  =========     ======    ======    ======

Additional Products

     The parties hereby agree to the addition of the following products, at such prices to be mutually agreed upon by the parties within five (5) business days of the closing of the Purchase Transaction :


SKU                  Description            PK Size
-----------        ---------------          -------

[  ]               [  ]                     [  ]


                                           Equipment Use Extension Agreement - 5


[        ]           [              ]        [    ]

[        ]           [              ]        [    ]

[        ]           [              ]        [    ]

[        ]           [              ]        [    ]

[        ]           [              ]        [    ]

[        ]           [              ]        [    ]

[        ]           [              ]        [    ]

[        ]           [              ]        [    ]


     The parties hereby acknowledge and agree that JR may require lids in addition to those described on this Schedule B, and the Partnership agrees to produce such lids for James River on such pricing as the parties shall mutually agree.




                                             Equipment Use Extension Agreement-6